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                                 EXHIBIT 99.1

                          FORM OF AUTHORIZATION CARD



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Dividend Reinvestment Plan
Shareholder Authorization Card
----------------------------------------------- Please sign the authorization
Center Banks Incorporated                       located on the reverse side
c/o Registrar and Transfer Company              of this form and complete
10 Commerce Drive                               the information below only
Cranford, New Jersey 07016                      if it has changed.
1-800-368-5948
                                                Name 1

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                                                Name 2

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                                                Street Address

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                                                City/State/Zip Code

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                                                Home Telephone Number
                                                (     )
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                                                Business Telephone Number
                                                (     )
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   This is not a proxy. This card is only for authorization of dividend reinvestment.

   I hereby appoint Registrar and Transfer Company ("Agent") as my agent to receive any cash dividends that may become payable to me on Center Banks Incorporated common stock registered in my name while this authorization is in effect and to purchase for my account with such dividends whole and fractional shares of Center Banks Incorporated common stock in accordance with the terms of its Dividend Reinvestment Plan (the "Plan").

   I understand and agree that all purchases will be made under the terms and conditions of the Plan, and related Prospectus, receipt of which is hereby acknowledged. Additional copies of the Plan and related Prospectus may be obtained by calling 1-800-368-5948. I retain the right to terminate this authorization in accordance with the terms of the Plan by notifying the Agent in writing.

   Shareholder                                               Date

   X
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   Shareholder                                               Date

   X
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   All persons must sign exactly as their names appear on the reverse side of this authorization.

   This Authorization Card, when fully signed, should be mailed to Registrar and Transfer Company, Dividend Reinvestment Plans, 10 Commerce Drive, Cranford, NJ 07016. An addressed envelope is provided for your convenience.
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